Exhibit 10.4

MONTPELIER RE HOLDINGS LTD.

SECOND AMENDMENT TO

SEVERANCE PLAN DATED 27 AUGUST 2004

Preamble

The Montpelier Re Holdings Ltd. Severance Plan dated 27 August 2004, as amended on June 30, 2010, (the “Plan”) was established to provide severance benefits to certain executives of the Company in the event of a termination of employment in connection with a change in control.

Certain technical amendments to the Plan are required in light of the adoption by the Company of a new Long-Term Incentive Plan in May 2012 (the “Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan”).

Amendments

It is hereby agreed that the following changes shall be made to Article 1 of the Plan:

Delete Articles 1.2, 1.3 and 1.7 in their entirety and replace with the following:

Article 1.2 “Cause” shall have the same meaning as set forth in Article 2 of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.

Article 1.3 “Change in Control” shall have the same meaning as set forth in Article 2 of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.

Article 1.7 “Constructive Termination” shall have the same meaning as set forth in Article 2 of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.

Delete Article 1.16 in its entirety.

It is hereby agreed that the following changes shall be made to Article 2 of the Plan:

Delete Article 2.1 (a) in its entirety and replace with the following:

“(a)                           such executive’s employment with the Company is terminated in a manner which would entitle the Executive to Change in Control benefits under Article 2 of the Montpelier Re Holdings Ltd. 2012 Long-Term Incentive Plan.”

Delete Article 2.2(d) in its entirety and place with the following:

“(d)                           Payment in Lieu of Service Agreement.  The payment of benefits pursuant to this Article II shall be in lieu of any salary continuation payments to which the Executive might otherwise be entitled to receive under such Executive’s Service Agreement.”

IN WITNESS WHEREOF this amendment has been executed by the appropriate officers of Montpelier Re Holdings Ltd., to be effective immediately.

MONTPELIER RE HOLDINGS LTD.

By:	/s/ CHRISTOPHER HARRIS

Title:	Chief Executive Officer

Date:	May 18, 2012